Exhibit 10.1

Final

SPONSOR LETTER AGREEMENT

This SPONSOR LETTER AGREEMENT (this “Agreement”), dated as of March 17, 2020, is made by and among ARYA Sciences Holdings, a Cayman Islands exempted limited company (the “Sponsor”), the other holders of ARYA Class B Shares set forth on Schedule I hereto (the “Other Class B Holders”, and together with the Sponsor, collectively, the “Class B Holders”), ARYA Sciences Acquisition Corp., a Cayman Islands exempted company (“ARYA”), and Immatics B.V., a Netherlands private limited liability company (“TopCo”). Sponsor, the Other Class B Holders, ARYA and TopCo shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, ARYA, TopCo and certain other Persons party thereto entered into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”); and

WHEREAS, the Business Combination Agreement contemplates that the Parties will enter into this Agreement concurrently with the entry into the Business Combination Agreement, pursuant to which (a) the Class B Holders will, among other things, vote, at any duly called meeting of the shareholders of ARYA, in favor of approval of the Business Combination Agreement and the transactions contemplated thereby (including the First Merger), (b) the Class B Holders will agree to waive any adjustment to the conversion ratio set forth in the Governing Documents of ARYA or any other anti-dilution or similar protection with respect to the ARYA Class B Shares related to the transactions contemplated by the Business Combination Agreement, and (c) the Sponsor will forfeit the Sponsor Warrants subject to, and conditioned upon, the occurrence of the Closing and effective as of immediately prior to the First Merger Effective Time.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Agreement to Vote. The Class B Holders, by this Agreement, with respect to their ARYA Class B Shares, hereby agree to vote at any duly called meeting of the shareholders of ARYA (or any adjournment or postponement thereof), and in any action by written resolution of the shareholders of ARYA, all of such Class B Holder’s ARYA Class B Shares: (a) in favor of the approval and adoption of the Business Combination Agreement and the transactions contemplated by the Business Combination Agreement, and (b) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the Business Combination Agreement and considered and voted upon by the shareholders of ARYA.

2. Sponsor Forfeiture. The Sponsor hereby agrees that, subject to, and conditioned upon, the occurrence of the Closing and effective as of immediately prior to the First Merger Effective Time, the Sponsor shall automatically be deemed to irrevocably transfer, surrender and forfeit to ARYA for no consideration the Sponsor Warrants and that from and after such time the Sponsor Warrants shall be deemed to be cancelled and no longer outstanding. Each of the Parties shall take all reasonably necessary actions required to reflect the surrender and forfeiture of the Sponsor Warrants as of immediately prior to the First Merger Effective Time in the books and records of ARYA’s transfer agent.

3. Waiver of Anti-dilution Protection. Each Class B Holder hereby subject to, and conditioned upon, the occurrence of the Closing, waives (for himself, herself or itself, for his, her or its, successors, heirs and assigns) to the fullest extent of the law and the Amended and Restated Memorandum and Articles of Association of ARYA, and agrees not to assert or perfect, any rights to adjustment or other anti-dilution protections with respect to the rate that the ARYA Class B Shares held by him, her or it convert into ARYA Class A Shares in connection with the transactions contemplated by the Business Combination Agreement.

4. Termination. This Agreement shall terminate, and have no further force and effect, if the Business Combination Agreement is terminated in accordance with its terms prior to the Closing under the Business Combination Agreement.

5. Incorporation by Reference. Sections 9.2 (Entire Agreement; Assignment). 9.3 (Amendment), 9.5 (Governing Law), 9.7 (Constructions; Interpretation), 9.10 (Severability), 9.11 (Counterparts; Electronic Signatures), 9.15 (Waiver of Jury Trial), and 9.17 (Remedies) of the Business Combination Agreement apply to this Agreement mutatis mutandis.

signature page follows

2

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

ARYA SCIENCES HOLDINGS

By:	/s/ Adam Stone
Name: Adam Stone
Title: Director

ARYA SCIENCES ACQUISITION CORP.

By:	/s/ Adam Stone
Name: Adam Stone
Title: Chief Executive Officer

IMMATICS B.V.

By:	/s/ Thomas Ulmer
Name: Thomas Ulmer
Title: Managing Director

CLASS B HOLDERS:

/s/ Kevin Conroy Kevin Conroy

/s/ Todd Wider Todd Wider

/s/ David Hung David Hung

SCHEDULE I

Other Class B Holders

1. Kevin Conroy

2. Todd Wider

3. David Hung